EXHIBIT 99.1
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                                Page 4 of 7 Pages

For:        Avatex Corporation

Contact:    Edward Massman
            Chief Financial Officer
            (214) 365-7450



FOR IMMEDIATE RELEASE
---------------------


             AVATEX CORPORATION TO MOVE TO ELECTRONIC BULLETIN BOARD

DALLAS, TX - JANUARY 28, 1999 - AVATEX CORPORATION (NYSE: AAV) today announced that the Company has been informed that it no longer meets the continued listing requirements of the New York Stock Exchange. The Company will move to the NASD OTC Electronic Bulletin Board system effective Monday, February 1, 1999.

Avatex is a holding company that, along with its subsidiaries, owns interests in hotels and an office building and in other corporations and partnerships. Through Phar-Mor, Inc., its 38% owned affiliate, Avatex is involved in operating a chain of discount retail drugstores.


                                          For:   Avatex Corporation

                                     Contact:    Edward Massman
                                                 Chief Financial Officer
                                                 (214) 365-7450






                                Page 5 of 7 Pages